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                                VOTING TRUST AGREEMENT

                              DATED AS OF JUNE 30, 1989

                                  TABLE OF CONTENTS
                                                                          Page
ARTICLE I
     DEPOSIT OF SHARES  . . . . . . . . . . . . . . . . . . . . . . . . .    2
     1.1  Deposit to Trustees . . . . . . . . . . . . . . . . . . . . . .    2
     1.2  Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
     1.3  Additional Deposits . . . . . . . . . . . . . . . . . . . . . .    4
     1.4  Series A Common . . . . . . . . . . . . . . . . . . . . . . . .    5

ARTICLE II
     VOTING TRUST CERTIFICATES. . . . . . . . . . . . . . . . . . . . . .    5
     2.1  Issuance of Voting Trust Certificates . . . . . . . . . . . . .    5
     2.2  Form of Certificates. . . . . . . . . . . . . . . . . . . . . .    6

ARTICLE III
     WITHDRAWAL OF SHARES . . . . . . . . . . . . . . . . . . . . . . . .    7
     3.1  Withdrawal. . . . . . . . . . . . . . . . . . . . . . . . . . .    7
     3.2  Option to Acquire . . . . . . . . . . . . . . . . . . . . . . .    13
     3.3  Request for Reregistration. . . . . . . . . . . . . . . . . . .    20
     3.4  Conversion. . . . . . . . . . . . . . . . . . . . . . . . . . .    21
     3.5  Establishment of Price If Company Shares Not Traded . . . . . .    21

ARTICLE IV
     TRANSFERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
     4.1  Permissible Transfers . . . . . . . . . . . . . . . . . . . . .    21
     4.2  Permitted Transferees . . . . . . . . . . . . . . . . . . . . .    22

     4.3  Limitation of Voting Rights of Certain Permitted Transferees. .    30
     4.4  Transfers . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
     4.5  Transferees Bound by Agreement. . . . . . . . . . . . . . . . .    31
     4.6  Record Date . . . . . . . . . . . . . . . . . . . . . . . . . .    32

ARTICLE V
     DIVIDENDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
     5.1  Trustees to Pass Through Cash Dividends . . . . . . . . . . . .    33
     5.2  Direct Payment of Dividends . . . . . . . . . . . . . . . . . .    33
     5.3  Hold on Dividends at Termination. . . . . . . . . . . . . . . .    34
     5.4  Stock Dividends, Stock Splits and Recapitalizations . . . . . .    34
     5.5  Other Forms of Dividends. . . . . . . . . . . . . . . . . . . .    34
     5.6  Receipt of Voting Securities of Separate Entity . . . . . . . .    35
     5.7  Subscription Offer. . . . . . . . . . . . . . . . . . . . . . .    36

ARTICLE VI
     VOTING RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
     6.1  Trustees to Vote Shares . . . . . . . . . . . . . . . . . . . .    38
     6.2  Series A Common to be Voted as a Unit . . . . . . . . . . . . .    39
     6.3  Failure to Achieve a Six-Vote Majority. . . . . . . . . . . . .    39
     6.4  Certain Transactions to Require Joint Consent of Trustees
          and Certificate Holders . . . . . . . . . . . . . . . . . . . .    39
     6.5  Voting Rights of Certificate Holders  . . . . . . . . . . . . .    44

ARTICLE VII
     THE TRUSTEES . . . . . . . . . . . . . . . . . . . . . . . . . . . .    46
     7.1  Meetings and Procedures . . . . . . . . . . . . . . . . . . . .    46
     7.2  Voting of Trustees. . . . . . . . . . . . . . . . . . . . . . .    48
     7.3  Election of Trustees. . . . . . . . . . . . . . . . . . . . . .    49
     7.4  Removal of Trustees . . . . . . . . . . . . . . . . . . . . . .    51
     7.5  Johnson Family Trustee. . . . . . . . . . . . . . . . . . . . .    52
     7.6  Resignation of Trustees . . . . . . . . . . . . . . . . . . . .    55
     7.7  Change of Control . . . . . . . . . . . . . . . . . . . . . . .    55
     7.8  Reimbursement of Expenses . . . . . . . . . . . . . . . . . . .    55
     7.9  Other Relationships Between Trustees and Company. . . . . . . .    56
     7.10 Trustees May be Shareholders, Certificate Holders and May
          Acquire and Dispose of Shares . . . . . . . . . . . . . . . . .    56
     7.11 Compensation of Trustees. . . . . . . . . . . . . . . . . . . .    57
     7.12 Limitation of Liability . . . . . . . . . . . . . . . . . . . .    57

ARTICLE VIII
     GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . .    58
     8.1  Adjustment for Stock Splits . . . . . . . . . . . . . . . . . .    58
     8.2  Scope of Agreement. . . . . . . . . . . . . . . . . . . . . . .    58
     8.3  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .    59
     8.4  Reliance by Trustee . . . . . . . . . . . . . . . . . . . . . .    60
     8.5  Amendment of Agreement. . . . . . . . . . . . . . . . . . . . .    60
     8.6  Termination . . . . . . . . . . . . . . . . . . . . . . . . . .    61
     8.7  Renewal . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61

     8.8  De Minimis Holdings . . . . . . . . . . . . . . . . . . . . . .    62
     8.9  Severability of Provisions. . . . . . . . . . . . . . . . . . .    62
     8.10 Interpretation. . . . . . . . . . . . . . . . . . . . . . . . .    63
     8.11 Controlling Law . . . . . . . . . . . . . . . . . . . . . . . .    64
     8.12 Construction of Agreement . . . . . . . . . . . . . . . . . . .    64
     8.13 Multiple Counterparts . . . . . . . . . . . . . . . . . . . . .    64
     8.14 Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . .    64

          EXHIBIT A - VOTING TRUST CERTIFICATE. . . . . . . . . . . . . .    72

          EXHIBIT B - WITHDRAWAL REQUEST. . . . . . . . . . . . . . . . .    79

          EXHIBIT C - SUMMARY OF REQUIREMENT
                      FOR CERTAIN ACTIONS BY
                      TRUSTEES AND CERTIFICATE
                      HOLDERS . . . . . . . . . . . . . . . . . . . . . .    82

                                VOTING TRUST AGREEMENT

                              DATED AS OF JUNE 30, 1989


     THIS VOTING TRUST AGREEMENT is made as of the thirtieth day of June, 1989, between such holders of the Series A Common Shares, par value $1.00 per share ("Series A Common"), of TELEPHONE AND DATA SYSTEMS, INC., an Iowa corporation (the "Company"), as may become parties to this Agreement (the "Depositing "Certificate Holders" or the "Certificate Holders"), and WALTER C.D. CARLSON, LETITIA G.C. CARLSON, LEROY T. CARLSON, JR., MELANIE J. HEALD and DONALD C. NEBERGALL, or their successors (the "Trustees").

     The Depositing Shareholders are owners of Series A Common and deem it to be in their mutual best interests to confer upon the Trustees the right to vote and to act with respect to such shares, subject to the terms and conditions of this Agreement.

     In consideration of the mutual promises and covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed between the parties as follows:

                                  ARTICLE I

                              DEPOSIT OF SHARES

     1.1 DEPOSIT TO TRUSTEES. Each shareholder of the Company who becomes a party hereto by signing this Agreement agrees to deposit or cause to be deposited with the Trustees, to be held by them pursuant to the provisions of this Agreement, one or more stock certificates representing shares of Series A Common now owned by him or her, duly endorsed in blank or to the Trustees, or accompanied by proper instruments of assignment and transfer duly executed in blank or to the Trustees, and accompanied by any revenue stamps required for the transfer, or shares of Series A Common held in non-certificated form pursuant to the Company's dividend reinvestment plan, represented by appropriate transfer documents, and to accept in lieu thereof a Voting Trust Certificate or Certificates issued hereunder in the form herein provided.

     1.2 TERM. Each deposit made pursuant to Section 1.1 shall continue from the date this Agreement becomes effective until June 30, 2009, unless sooner terminated as herein provided. This Agreement shall be effective at 12:01 a.m. on the day following the day on which the last of the following events occurs:

                                       2
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          (a)  the Federal Communications Commission order giving consent to the implementation of this Agreement becomes effective or the Trustees determine no such order is required; or

          (b) the signing of this Agreement by those Certificate Holders who deposit or agree to deposit, in the aggregate, a majority of the Company's then issued and outstanding Series A Common Shares, par value $1.00 per share;

provided, however, that the Trustees appointed hereunder may delay the effective date as required to prevent the implementation of the Agreement from interfering with any RSA or MSA applications pending before the Federal Communications Commission.

     1.3 ADDITIONAL DEPOSITS. Any owner of shares of Series A Common may at any time apply to the Trustees for permission to deposit stock certificates representing shares of Series A Common, accepting in lieu thereof Voting Trust Certificates issued hereunder in the form hereinafter provided. In consideration of the original deposit of Series A Common by the Depositing Shareholders, the Trustees, by an "eight-vote majority" (as defined in Subsection 7.2(b)), may accept for deposit and receive in trust hereunder any additional stock certificates representing shares of Series A Common owned by any shareholder whomsoever and hold any certificates so deposited in trust under the terms and conditions of this Agreement. Such deposit of additional stock certificates representing shares of Series A Common and the acceptance of Voting Trust Certificates by the depositor thereof shall have the same force and effect as though such depositor had in fact subscribed his or her name to this Agreement. The Trustees, by an eight-vote majority, may also accept for deposit any Common Shares of the Company ("Common Shares").

     1.4  SERIES A COMMON.

          (a) The term "Series A Common" as hereafter used in this Agreement shall also be deemed to include:

               (i) any shares of a class other than the Company's existing class of Series A Common Shares, par value $1.00 per share, held or to be held by the Trustees pursuant to this Agreement;

               (ii) any securities convertible into shares of Series A Common, including any shares or securities deemed to be Series A Common pursuant to this Section 1.4;

               (iii) any rights to subscribe to Series A Common, including any shares or securities deemed to be Series A Common pursuant to this
Section 1.4;
                                       4

          (b) Wherever reference is made in this Agreement to shares of Series A Common "beneficially owned," such reference shall be to those shares of Series A Common represented by the Voting Trust Certificates and to those shares of Series A Common acquired in respect of an existing Voting Trust Certificate by reason of participation in the Company's dividend reinvestment plan.

          (c) Wherever reference is made in this Agreement to votes "beneficially held" by a Certificate Holder, such reference shall be to votes described in Subsection 6.5(c).


                                   ARTICLE II

                           VOTING TRUST CERTIFICATES


     2.1 ISSUANCE OF VOTING TRUST CERTIFICATES. All stock certificates for shares of Series A Common at any time delivered to the Trustees hereunder or thereafter acquired by the Trustees as provided in this Agreement shall be held and disposed of by the Trustees under and pursuant to the terms and conditions of this Agreement. The Trustees, in exchange for the stock certificates so deposited hereunder, shall cause to be issued and delivered to the Certificate Holders Voting Trust Certificates for the appropriate number of shares of Series A Common in substantially the form set forth in Exhibit A attached hereto or as revised to reflect the deposit of any shares other than the Company's existing issue of Series A Common Shares, par value $1.00 per share. The Trustees shall not issue Voting Trust Certificates with respect to shares purchased through the Company's dividend reinvestment plan until such shares are reduced to stock certificate form, but such shares shall nevertheless be subject to this Agreement if purchased with dividends earned with respect to shares which are subject to this Agreement.

     2.2 FORM OF CERTIFICATES. The Trustees may issue temporary typewritten or printed Voting Trust Certificates conforming generally to the form set forth on Exhibit A and may cause the same to be exchanged for definitive Voting Trust Certificates in substantially such form when the same are prepared. The Voting Trust Certificates shall be executed by no fewer than three Trustees, with copies of such Certificates sent to all nonexecuting Trustees. The Trustees, under such rules as they in their discretion may prescribe with respect to indemnity or otherwise, shall provide for the issuance and delivery of new Voting Trust Certificates in lieu of lost, stolen or destroyed Certificates or in exchange for mutilated Certificates.

                                  ARTICLE III

                              WITHDRAWAL OF SHARES

     3.1 WITHDRAWAL. Any Certificate Holder shall be permitted to withdraw Common Shares, from time to time, upon the surrender Certificates, of the corresponding Voting Trust Certificate or Certificates, subject to the provisions of this Article. The following conditions, limitations and procedures shall apply to any such withdrawal:

     (a) AUTHORITY TO CONVERT. Any Certificate Holder electing to withdraw Common Shares shall be deemed to have instructed, directed and authorized the Trustees to convert a sufficient number of shares of his or her beneficially owned Series A Common into Common Shares to the extent necessary to effect such withdrawal.

     (b) WITHDRAWALS UPON TWENTY DAYS' NOTICE. Any Certificate Holder may make aggregate withdrawals during any calendar year of not more than 7,500 Common Shares (as adjusted by Section 8.1), provided written notice of such intended withdrawal is given to the Trustees no less than twenty days prior to the date of withdrawal specified in such written notice. No such withdrawal notice shall be revoked except as provided in Subsection 3.1(i).

     (c) WITHDRAWALS UPON SIXTY DAYS' NOTICE. Any Certificate Holder may make aggregate withdrawals during any calendar year of more than 7,500 Common Shares (as adjusted by Section 8.1), but not more than five percent (5%) of the number of shares of his or her beneficially owned Series A Common as of the beginning of the calendar year in which such withdrawal occurs (as adjusted by Section 8.1 for capital changes occurring during such calendar year), provided written notice of such intended withdrawal is given to the Trustees no less than sixty days prior to the date of withdrawal specified in such written notice. No such withdrawal notice shall be revoked except as provided in Subsection 3.1(i).

     (d) WITHDRAWALS UPON NINE MONTHS' NOTICE. In addition to any withdrawals permitted pursuant to Subsections 3.1(b) and 3.1(c), any Certificate Holder may make additional withdrawals during any calendar year which cause his or her aggregate withdrawals for such year to be not more than 300,000 Common Shares (as adjusted by Section 8.1), provided written notice of such intended withdrawal is given to the Trustees no less than nine months prior to the date of withdrawal specified in such written notice. No such withdrawal notice shall be revoked unless cancelled by written notice received at least 105 or more days prior to the specified date of withdrawal or except as provided in Subsection 3.1(i).

     (e) WITHDRAWALS SUBSEQUENT TO TRANSFER. During any calendar year in which a Certificate Holder makes a gratuitous intervivos transfer of a Voting Trust Certificate, neither such transferor nor any transferee of such Certificate may make a withdrawal to the extent that the number of Common Shares withdrawn by such transferor during such year, when added to the number of Common Shares represented by Voting Trust Certificates transferred by such transferor during such year and deemed to be withdrawn by a transferee during such year, would exceed the limitation set forth in Subsection 3.1(d) For purposes of this Subsection 3.1(e), any such transferee shall be deemed to withdraw Common Shares represented by Voting Trust Certificates transferred by a transferor only after such transferee has withdrawn shares equal in number to (i) the number of shares of Series A Common beneficially-owned by and withdrawable by such transferee as of the beginning of such year plus (ii) the number of shares of Series A Common represented by Voting Trust Certificates acquired for value by such transferee during such year prior to the date of withdrawal. If the transferee receives a gratuitous intervivos transfer of Voting Trust Certificates from more than one transferor during such year, he or she shall be deemed to have withdrawn Common Shares represented by Voting

Trust Certificates transferred by each such transferor, if at all (after application of the preceding sentence), on the following basis:

               (i) to the extent withdrawals are permitted with respect to each such transferor, in proportion to the number of shares of Series A Common represented by Voting Trust Certificates received during such year by such transferee from each such transferor, and

              (ii) to the extent withdrawals would not be permitted with respect to any transferor because of the limitations imposed by this Subsection 3.1(e), in proportion to the number of shares of Series A Common represented by the Voting Trust Certificates received during such year by such transferee from each transferor with respect to whom withdrawals would be permitted.

The ability to make a withdrawal shall be determined as of the date such withdrawal is requested, taking into account all prior withdrawal requests whether or not such withdrawal has been completed. A transferee of a Voting Trust Certificate from a deceased Certificate Holder may not make a withdrawal of any Common Shares represented by such Certificate during the year in which such decedent dies, except for that number of shares which bears the same proportion to the number of shares which such decedent was eligible to withdraw immediately prior to his or her death as the number of shares represented by such Certificate bears to the total number of shares beneficially-owned by such decedent immediately prior to his or her death.
No such withdrawals shall cause such transferee's withdrawals for the year to exceed the limitation imposed by Subsection 3.1(d).

          (f) PERMITTED WITHDRAWALS IN RESPECT OF A DECEDENT. Notwithstanding the limitations on withdrawals set forth in the preceding subsections of this
Article III, upon the death of a Certificate Holder, each transferee of such decedent's Voting Trust Certificates may withdraw additional Common Shares so long as the aggregate value of all withdrawals made pursuant to this Subsection 3.1(f) does not exceed the total amount of transfer and succession taxes payable by reason of decedent's death plus the amount of administration expenses deductible (whether or not actually deducted) pursuant to Sections 2053 and 2054 of the Internal Revenue Code of 1986, as amended, or any amended or successor provisions, which such transferee is legally obligated to pay. Any such withdrawals with respect to transfer and succession taxes must be made prior to the due date or dates of such taxes, and any such withdrawals with respect to administration expenses must be made within nine-months of the decedent's death, provided written notice of such intended withdrawal is given to the Trustees no less than sixty days prior to the date of withdrawal as specified in such written notice. For purposes of this Subsection 3.1(f), the value of any withdrawn shares shall be deemed to be the value determined with respect to such shares pursuant to Subsection 3.2(g). No such withdrawal notice shall be revoked except as provided in Subsection 3.1(i).

     (g) NOTICE OF WITHDRAWAL. The written notice of withdrawal required pursuant to Subsections 3.1(b), (c), (d) or (f) shall be substantially in the form prescribed in Exhibit B attached hereto.

     (h) WAIVER OF NOTICE. Any notice required pursuant to Section 3.1 may be reduced to sixty days by the "six-vote majority" (as defined in Subsection 7.2(b)) of the Trustees; provided, however, that the required six votes shall be reduced by the number of votes held by any Trustee who is the Certificate Holder requesting such waiver, such Trustee being excluded from voting with respect to such matter.

     (i) CANCELLATION OF OTHERWISE IRREVOCABLE NOTICE OF WITHDRAWAL. Notwithstanding that any notice of withdrawal may be irrevocable pursuant to the preceding provisions of this Section 3.1, the Trustees may, without liability to any person, permit the cancellation of such withdrawal notice up to fifteen days prior to the specified date of withdrawal, provided that the cancelling Certificate Holder reimburses the Trustees for all expenses incurred by the Trustees with respect to such withdrawal. Such cancellation shall be approved by a six vote majority of the Trustees; provided, however, that the required six votes shall be reduced by the number of votes held by the Trustee who is the Certificate Holder wishing to cancel such withdrawal notice, such Trustee being excluded from voting with respect to such matter. In the event any such cancellation is permitted by the Trustees, neither the Certificate Holder requesting such withdrawal nor the Trustees shall be liable to any other Certificate Holder for any expenses or damages, consequential or otherwise, that such other party or other Certificate Holder may allege to have been incurred in reliance on or otherwise as a result of such notice of withdrawal or cancellation. The Trustees shall not be required to permit or deny cancellation except in their sole and uncontrolled discretion. The Trustees shall, within five business days, provide written notice of any cancellation to all Optionees (as defined in Subsection 3.2(a)).

     3.2 OPTION TO ACQUIRE.

          (a) NOTICE OF INTENT TO WITHDRAW TO OPTIONEES. Upon the Trustees' receipt of notice from a Certificate Holder of such person's intention to make a withdrawal pursuant to Section 3.1 which would cause such person's aggregate withdrawals for the calendar year to equal or exceed 150 (as adjusted by Section 8.1) Common Shares the Trustees shall, within five business days after their receipt of such notice, provide written notice of the proposed withdrawal to each remaining Certificate Holder who beneficially owns 750 (as adjusted by Section 8.1) or more shares of Series A Common (the "Optionee"), which notice shall include all the information that the Trustees received. The withdrawing Certificate Holder may require the Optionees exercising the options hereinafter described to acquire the shares of Series A Common proposed to be converted and withdrawn by an exchange of Common Stock in lieu of a cash purchase. Any such requirement shall be set forth in the withdrawal request.

     (b) EXERCISE OF FIRST OPTION. Each Optionee shall have the option, exercisable until thirty days prior to the specified date of withdrawal (sixty days in the case of a withdrawal requiring more than ninety days' notice), to elect to acquire his or her proportionate part (as hereinafter defined) of the shares of Series A Common proposed to be converted and withdrawn. Such acquisition may be by cash purchase or by exchange of Common Stock. The notice of intent to exercise such option shall be delivered to the Trustees not less than thirty days prior to the specified date of withdrawal (sixty days in the case of a withdrawal requiring more than ninety days' notice). The closing date of such transaction shall be the specified date of withdrawal. An Optionee's proportionate part pursuant to this option shall be that number of shares which bears the same proportion to the total number of shares proposed to be withdrawn as the number of votes beneficially held by such Optionee at the time the notice of intent to withdraw is given bears to the total number of votes then beneficially held by all Optionees. An Optionee may elect to acquire less than his or her proportionate part of the shares proposed to be withdrawn.

     (c) NOTICE AND EXERCISE OF SECOND OPTION. In the event all of the shares proposed to be withdrawn are not acquired pursuant to the first option, each Optionee shall be notified within five days after the last date to exercise such option that he or she has a second option exercisable until twenty days prior to the specified date of withdrawal (forty days in the case of withdrawal requiring more than ninety days' notice). Such second option shall entitle each Optionee to acquire his or her proportionate part of the shares of Series A Common not being acquired pursuant to the first option. Such proportionate part shall be that number of shares which bears the same proportion to the total number of shares not acquired pursuant to the first option as the number of votes beneficially held by such Optionee at the time the notice of intent to withdraw is given bears to the total number of votes then beneficially held by all Optionees. An

Optionee may elect to acquire less than his or her proportionate part pursuant to this second option.

     (d) NOTICE AND EXERCISE OF THIRD OPTION. In the event all of the shares of Series A Common proposed to be withdrawn are not acquired pursuant to the first and second options, each Optionee shall be notified within five days after the last date to exercise the second option that he or she has a third option exercisable until ten days prior to the specified date of withdrawal (twenty days in the case of a withdrawal requiring more than ninety days' notice). The third option shall entitle each Optionee to acquire part of any shares not acquired pursuant to such preceding options. Each Optionee wishing to exercise the third option shall be required to specify the maximum number of shares he or she is willing to acquire. An Optionee may elect to acquire less than his or her proportionate part pursuant to this third option. The Trustees shall allocate the unacquired shares so that each such Optionee is entitled to acquire the lesser of (i) that number of unacquired shares which bears the same proportion to the total number of unacquired shares as the number of votes beneficially held by such Optionee at the time the notice of intent to withdraw is given bears to the total number of votes then beneficially held by all Optionees wishing to exercise the third option, and (ii) the number of shares specified by the Optionee pursuant to his or her exercise of this third option.

The Trustees shall allocate any shares still unacquired so that each Optionee having specified a number of shares greater than were allocated to him or her pursuant to the preceding allocation is entitled to acquire the lesser of (i) that number of remaining unacquired shares which bears the same proportion to the total number of unacquired shares as the number of votes beneficially held by such Optionee at the time the notice of intent to withdraw is given bears to the total number of votes then beneficially held by all Optionees who specified a number of shares greater than were allocated to him or her pursuant to the preceding allocation, and (ii) the number of shares specified by the Optionee pursuant to his or her exercise of this third option but not yet allocated to him or her. The Trustees shall continue to allocate any unacquired shares in accordance with the preceding sentence until all shares are allocated or until no more shares are specified by the Optionees.

     (e) ALTERNATE PROCEDURE AND REDUCED NOTICE PERIOD FOR SMALL WITHDRAWALS. Notwithstanding the preceding provisions of this Section 3.2, in the event of any notice of intended withdrawal described in Section 3.2(a) with respect to 7,500 (as adjusted by Section 8.1) Common Shares or less, only the option procedure described in Subsection 3.2(d) shall be used, to be extended to all Optionees. The Trustees may, in their discretion, reduce the period required between notice and withdrawal for purposes of Subsection 3.1(b) so long as notice is given to all Optionees and each such Optionee is given no less than five days after receipt of such notice to respond. Such reduction shall be approved by a six-vote majority of the Trustees; provided, however, that the required six votes shall be reduced by the number of votes held by any Trustee who is the Certificate Holder desiring a reduction of such period, such Trustee being excluded from voting with respect to such matter. If the date of withdrawal is accelerated, the accelerated date of withdrawal shall be used to establish the cash price to be paid determined pursuant to Subsection 3.2(f).

     (f) PAYMENT OF ACQUISITION PRICE. Each Optionee electing to purchase shares shall deliver to the Trustees on the closing date either (i) cash for each share so purchased in an amount equal to the average closing price of the Common Shares of the Company in their primary marketplace on the first ten of the most recent eleven business days on which they were traded preceding the specified date of withdrawal, (ii) a stock certificate representing that number of Common Shares equal to the number of shares so purchased (and such stock certificate may have been previously deposited hereunder, in which case no delivery shall be required, but the Optionee shall direct the Trustees to use such shares in the exercise of such option), or (iii) a combination of (i) and (ii). To the extent the withdrawing Certif-icate Holder requires that the acquisition be made by an exchange of Common Shares, each Optionee must deposit that number of Common Shares which bears the same proportion to the total number of Common Shares so required as the number of shares to be acquired by such Optionee bears to the total number of shares to be acquired by all Optionees, except to the extent the Optionees may agree to otherwise apportion the requirement to tender Common Shares.

     (g) WITHDRAWAL OF UNACQUIRED SHARES. To the extent any shares are not acquired pursuant to the preceding provisions of this Section 3.2, the Certificate Holder who intends to withdraw Common Shares may do so, free of the terms of this Agreement, as provided in Section 3.3.

     (h) ACQUIRED SHARES TO REMAIN SUBJECT TO AGREEMENT.  Any
Certificate Holder acquiring shares of Series A Common pursuant to the exercise of the option granted under this Section 3.2 shall be deemed to have simultaneously deposited such shares with the Trustees, which shares shall remain subject to this Agreement, and shall be issued a Voting Trust Certificate or Certificates as provided in Section 2.1.

                                       -19

     (i) OPTION RIGHTS DO NOT APPLY TO SALE BY TRUSTEES. The provisions of this Section 3.2 do not apply to a sale by the Trustees pursuant to Subsection 6.4(a).

     3.3 REQUEST FOR REGISTRATION. With respect to any withdrawal of Common Shares pursuant to Subsection 3.2(g) or the withdrawal of Common Shares delivered by an Optionee pursuant to the exercise of an option, the Certificate Holder making such withdrawal shall, not less than five business days prior to the date on which the Common Shares are to be withdrawn, deliver to the Trustees and to any transfer agent for the Common shares appointed by the Company (the "Transfer Agent"), a request, in customary form, setting forth the denominations in which stock certificates for the Common Shares are to be delivered and the names in which such stock certificates are to be registered. A similar request shall be made by an Optionee with respect to the registration of any Voting Trust Certificates issued pursuant to Subsection 3.2(h). To the extent such requests are not made, the Trustees shall issue a single stock certificate in the name of the withdrawing Certificate Holder for all shares to be withdrawn or a single Voting Trust Certificate in the name of the Optionee representing all beneficially-owned shares acquired the exercise of an option.

     3.4 CONVERSION. The Trustees shall not convert any shares of Series A Common deposited hereunder except in conjunction with a withdrawal of shares permitted by this Article III.

     3.5 ESTABLISHMENT OF PRICE IF COMPANY SHARES NOT TRADED. If a value for withdrawn shares cannot be established for purposes of Subsection 3.2(f) because the Company's Common Shares are no longer traded in a public marketplace or because no trading has occurred on any of the first ten of the most recent eleven business days preceding the specified date of withdrawal, such value shall be established pursuant to such reasonable procedures as the Trustees may from time to time establish, including, without limitation, the securing of one or more appraisals or the use of prices at which the Company's Common Shares were sold prior to the said ten-day period or in non-public transactions.

                                      ARTICLE IV

                                      TRANSFERS


     4.1 PERMISSIBLE TRANSFERS. The Voting Trust Certificates shall not be transferred or disposed of, whether by sale, assignment, gift, bequest, appointment, or otherwise, except to a Permitted Transferee (as that term is defined in Section 4.2), and the Voting Trustees shall not register any transfer except in compliance therewith.

     4.2  PERMITTED TRANSFEREES.

          (a) PERMITTED TRANSFEREE OF A NATURAL PERSON. The following persons shall be "Permitted Transferees" of each Certificate Holder who is a natural person:

               (i) the Certificate Holder's descendants and siblings, the descendants of such siblings, the spouse of any of the foregoing persons, the Certificate Holder's spouse, and the parents of a Certificate Holder (all hereinafter referred to as such Certificate Holder's "Family Members");

              (ii) any organization to which a Certificate Holder transfers Voting Trust Certificates and which is an organization contributions to which are deductible for federal income, estate or gift tax purposes or any split-interest trust described in Section 4947 of the Internal Revenue Code of 1986, as amended, or any successor or amended section ("Charitable Organization");

             (iii) the trustee of a trust (including, but not limited to, a voting trust subject to the provisions of Sub-

                                       -22

section 6.5(a)(iv), but not including a trust described in Subsection 4.2(a)(ii)) to which a Certificate Holder transfers Voting Trust Certificates and which is a trust solely for the benefit of any person who is the transferring Certificate Holder, a Family Member of such Certificate Holder, the Family Member of any Family Member of the Certificate Holder, or the Family Member of any Family Member of any Family Member of the Certificate Holder;

              (iv) the court-appointed fiduciary of the estate of a Certificate Holder who is deceased, incompetent, bankrupt or insolvent;

               (v) a corporation or partnership to which a Certificate Holder transfers Voting Trust Certificates, provided that the articles of incorporation of such corporation or the partnership agreement of such partnership shall irrevocably provide that voting control of such entity, including, without limitation, control of the exercise of all duties, rights and powers with respect to the Voting Trust Certificates so transferred, is vested in a person who is the transferring Certificate Holder or a Permitted Transferee of such Certificate Holder;

              (vi) to the extent permitted by law and regulation, a qualified retirement plan for the benefit of and under the sole control of the transferring Certificate Holder during his or her lifetime (meaning a plan described in either Section 401(a) or Section 408 and exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended, or any successor or amended provisions);

             (vii) a Permitted Transferee (determined without regard to this Subsection 4.2(a)(vii)) of a Permitted Transferee; and

            (viii) a Permitted Transferee (determined without regard to either Subsection 4.2(a)(vii) or this Subsection 4.2(a)(viii)) of a person or entity described in Subsection 4.2(a)(vii).

     (b) PERMITTED TRANSFEREES OF ENTITIES. With respect to any Certificate Holder which is not a natural person:

               (i) In the case of any Charitable Organization that is a Certificate Holder, "Permitted Transferee" means (1) with respect to each Voting Trust Certificate transferred to such Charitable Organization, the Certificate Holder who made such transfer and any Permitted Transferee of such Certificate Holder, and (2) with respect to each Subsequent Voting Trust Certificate held by such Charitable Organization, the Certificate

Holder who transferred the Voting Trust Certificate in respect of which such Subsequent Voting Trust Certificate was issued and any Permitted Transferee of such Certificate Holder.

              (ii) In the case of a Certificate Holder who is trustee of any trust other than a Charitable Organization or a trust described in Subsection 4.2(b)(iii), "Permitted Transferee" means (1) with respect to each Voting Trust Certificate transferred to such trust, the Certificate Holder who made such transfer and any Permitted Transferee of such Certificate Holder, and (2) with respect to each Subsequent Voting Trust Certificate held by such trust, the Certificate Holder who transferred the Voting Trust Certificate in respect of which such Subsequent Voting Trust Certificate was issued and any Permitted Transferee of such Certificate Holder.

             (iii) In the case of a Certificate Holder who is trustee pursuant to a trust (other than a Charitable Organization) which was irrevocable on the effective date of this Agreement, "Permitted Transferee" means any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise.

              (iv) In the case of a Certificate Holder that is the court-appointed fiduciary of the estate of a deceased, incompetent, bankrupt or insolvent Certificate Holder, "Permitted Transferee" means a Permitted Transferee of such deceased, incompetent, bankrupt or insolvent Certificate Holder.

               (v) In the case of a Certificate Holder that is a corporation, partnership or qualified retirement plan (other than a Charitable Organization),"Permitted Transferee" means (1) with respect to each Voting Trust Certificate transferred to such entity, the Certificate Holder who made such transfer and any Permitted Transferee of such Certificate Holder, and (2) with respect to each Subsequent Voting Trust Certificate held by such entity, the Certificate Holder who transferred the Voting Trust Certificate in respect of which such Subsequent Voting Trust Certificate was issued and any Permitted Transferee of such Certificate Holder.

               (vi) Notwithstanding anything to the contrary set forth herein, any Certificate Holder may pledge his or her Voting Trust Certificates to a pledgee pursuant to a bona fide pledge of such Certificates as collateral security for indebtedness due to the pledgee, provided that such Certificates shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this Section 4.2.

In the event of foreclosure or other similar action with respect to such Certificates by the pledgee, such pledged Certificates may only be transferred to a Permitted Transferee of the pledgor or converted into Common Shares and withdrawn subject to the terms of Section 3.1, and with respect to any withdrawal not described in Subsections 3.1(b), 3.1(c) or 3.1(f), written notice of such intended withdrawal must be given to the Trustees no less than six months prior to the date of withdrawal specified in such written notice. Any withdrawal pursuant to this Subsection 4.2(b)(vi) shall be treated as a withdrawal to which Section 3.2 applies.

     (c)  DEFINITIONS AND INTERPRETATION.  For purposes of Section 4.2:

               (i) The term "Subsequent Voting Trust Certificate shall mean any Voting Trust Certificate issued or acquired in respect of an existing Voting Trust Certificate (1) by reason of Section 5.4, (2) by reason of participation in the Company's dividend reinvestment plan, whether or not a Voting Trust Certificate is actually issued, or (3) by reason of the exercise of any option granted pursuant to Section 3.2, such acquired Voting Trust Certificates to be deemed to be in respect of the Voting Trust Certificates which enabled such person to be granted such option.

              (ii) A spouse shall include a widow or widower. A former spouse by reason of a dissolution of marriage all purposes of Subsection shall remain a Permitted Transferee for all purposes of Subsection 4.2(b) to the extent that person was a Permitted Transferee on the date such marriage was dissolved, but, notwithstanding the provisions of Subsections 4.2(a)(vii) and 4.2(a)(viii), shall cease to be a Permitted Transferee for all other purposes of this Agreement.

             (iii) The relationship of any person that is derived by or through legal adoption shall be considered a natural one, but only if the person adopted had not attained the age of twenty-one years at the time the adoption became effective.

              (iv) A custodian under a Uniform Gifts to Minors Act, as in effect in any state, or any similar law, shall be treated as if such custodian were a trustee of a trust for the sole benefit of the donee of any transfer made pursuant to such Act.

               (v) Unless otherwise specified, the term "person" means both natural persons and legal entities.

              (vi) The Permitted Transferees of a Certificate Holder shall be the same irrespective of whether such Certificate Holder (or any natural person linking such Certificate Holder to his or her Permitted Transferees by reason of subsections 4.2(a)(vii) or (viii)) is alive or dead and shall include Permitted Transferees born after such Certificate Holder's death.

             (vii) A Certificate Holder may register or reregister his or her Voting Trust Certificates in the names of one or more persons only if each person in whose name the Voting Trust Certificates are to be registered is the Certificate Holder or a Permitted Transferee of the Certificate Holder. If Voting Trust Certificates are registered in the names of more than one person in accordance with this Subsection 4.2(c)(vii), then such Voting Trust Certificates may be transferred to any Permitted Transferee of any person in whose name such shares are registered.

            (viii) Notwithstanding any provision of this Agreement to the contrary, no person shall be a Permitted Transferee or act in a fiduciary capacity with respect to any Permitted Transferee if, because of such person's status as an alien or because of his or her criminal record, the Company would be denied the right to provide a material service which it could have otherwise provided consistent with its normal business practices.

              (ix) Any Certificate Holder or Permitted Transferee who acquires any Voting Trust Certificate for value (other than pursuant to a purchase through the Company's dividend reinvestment plan) shall represent, as a condition to such transfer, that he or she is acquiring such Voting Trust Certificates for his or her own personal account and not with a view to the transfer of such certificates or of the beneficially-owned shares of Series A Common to anyone other than a Permitted Transferee.

               (x) Any purported transfer of record or beneficial ownership of Voting Trust Certificates other than in accordance with the terms of this
Section 4.2 shall be void.

     4.3 LIMITATION OF VOTING RIGHTS OF CERTAIN PERMITTED TRANSFEREES. Notwithstanding any provision in this Agreement to the contrary, neither a Charitable Organization, nor a trust described in Subsection 4.2(a)(iii), nor an estate described in Subsection 4.2(a)(iv), nor a retirement plan described in Subsection 4.2(a)(vi) shall exercise any voting rights pursuant to this Agreement unless the majority control over the power to vote and dispose of Voting Trust Certificates held by such entity is vested in a natural person who is either a Certificate Holder or a

Permitted Transferee of a Certificate Holder. No such person vested with such control shall cease to be a Permitted Transferee for purposes of exercising such control pursuant to this Section 4.3 by reason of the death of any person.

     4.4 TRANSFERS. Subject to the foregoing Sections 4.1 and 4.2, the Voting Trust Certificates shall be transferable on the books of the Trustees by the holders of record thereof in person or by duly authorized attorney, subject to such regulations as may be established by the Trustees for that purpose, upon surrender thereof at the office of the Trustees, properly endorsed for transfer, and the Trustees may treat the holders of record thereof, or when duly endorsed in blank the bearers thereof (so long as such bearers are Permitted Transferees), as the owners of Voting Trust Certificates for all purposes whatsoever. As a condition of making or permitting any transfer or delivery of stock certificates or Voting Trust Certificates, the Trustees may require the payment of a sum sufficient to pay or reimburse them for any stamp tax or other governmental charge in connection therewith or any other charge applicable to such transfer or delivery.

     4.5 TRANSFEREES BOUND BY AGREEMENT. Every Permitted Transferee of Voting Trust Certificates shall, with respect thereto and by the acceptance thereof, become a party hereto with like force and effect as though an original party hereto and shall be embraced within the meaning of the terms "Depositing Shareholder" or "Certificate Holder" wherever used herein; provided, however, that no such Permitted Transferee shall be required to deposit any certificates representing shares of Series A Common which he or she may otherwise own and which are not Subsequent Voting Trust Certificates.

     4.6 RECORD DATE. The Trustees, in their discretion, may fix a record date as of which the Certificate Holders entitled to any payment or to take any action may be determined. Any record date fixed by the Company with respect to any payment shall be deemed to have been fixed by the Trustees as the record date for the purpose of determining the Certificate Holders entitled to such payment. Any other record date fixed by the Company shall be deemed to have been fixed by the Trustees unless the Trustees, within ten days after the fixing of such record date by the Company, fix and notify the Certificate Holders of a different record date. The Certificate Holders at the close of business on any such record date shall be deemed to be the persons so determined.

                                      ARTICLE V

                                      DIVIDENDS

     5.1 TRUSTEES TO PASS THROUGH CASH DIVIDENDS. Each Certificate Holder shall be entitled during the life of this Voting Trust, except as may be otherwise provided herein, to receive from time to time payments equal to the dividends payable in money, if any, received by the Trustees on a number of shares of Series A Common equal to that represented by such Voting Trust Certificate.

     5.2 DIRECT PAYMENT OF DIVIDENDS. The Trustees, instead of themselves receiving and disbursing dividends, may request the Company to pay the amount of any dividends upon the shares of Series A Common held by such Trustees hereunder to which such Trustees from time to time become entitled directly to the Certificate Holders after deducting any charges and expenses authorized herein and any income or other taxes required by law to be deducted therefrom; payments in respect of each such dividend shall be made according to their respective interests to the Certificate Holders registered as such at the close of business on the record date determined pursuant to
Section 4.6; provided, however, that the Trustees may at any time or from time to time thereafter request the Company to make payment in respect of such dividends to the Trustees.

     5.3 HOLD ON DIVIDENDS AT TERMINATION. At the termination of this Agreement the Trustees may continue to hold the shares of Series A Common represented by any Voting Trust Certificate issued and outstanding under this Agreement and any dividend received on such shares of Series A Common until the surrender of such Voting Trust Certificate by the holder thereof.

     5.4 STOCK DIVIDENDS, STOCK SPLITS AND RECAPITALIZATIONS. Except as provided in Section 5.6, in the event the Trustees shall receive any fully-paid shares of Series A Common as a result of a dividend, stock split, recapitalization or other distribution in respect of the shares of Series A Common held hereunder, the Trustees shall hold such shares subject to this Agreement and shall issue Voting Trust Certificates, in proportion to their respective interests, to the Certificate Holders of record at the close of business on the date fixed by the Company as the record date for the determination of the shareholders entitled to receive distributions in respect of such dividend or split.

     5.5  OTHER FORMS OF DIVIDENDS.  Except as otherwise provided in Sections
5.4 and 5.6, if any dividend or other distribution in respect of the shares of Series A Common held by the Trustees hereunder shall be paid otherwise than in cash, the Trustees shall distribute the same in kind ratably among the Certificate Holders entitled to receive such dividend or other distribution upon payment by each Certificate Holder of a sum sufficient to reimburse the Voting Trustees for any stamp tax, other governmental charge or other expense which the Voting Trustees shall have incurred, or for which they shall have or will become liable in connection therewith.

     5.6 RECEIPT OF VOTING SECURITIES OF SEPARATE ENTITY. If, as the result of a merger, reorganization, spin-off, dissolution or other transaction, the Trustees receive any voting securities or property convertible into voting securities of any other entity, the Trustees shall retain such securities and property, holding and administering such securities and property pursuant to this Agreement. If the Trustees hold voting securities of two or more separate entities as a result of any of the transactions referred to in the preceding sentence, and if such securities or property provide the Trustees with more than ten percent (10%) of the voting power required to elect a majority of the board of directors of an entity other than the Company, the Trustees are hereby authorized and directed to create an additional trust or trusts identical to the trust created pursuant to this Agreement, having the same Trustees, such that the voting securities of each separate entity (including any property convertible into such voting securities) are held pursuant to the terms of a separate trust. Any such additional trust must be ratified by no less than sixty-five percent (65%) in interest of the Certificate Holders who elect to exercise their right to vote pursuant to Section 5.6 before becoming effective. If such voting trust is not established, the Trustees shall distribute any such securities and property in accordance with Section 5.5.

     5.7  SUBSCRIPTION OFFER.

          (a) MANNER OF EXERCISE OF SUBSCRIPTION RIGHTS. In the event any securities of the Company shall be offered for subscription to the holders of the shares of Series A Common, the Trustees, promptly upon receipt of notice of such offer, shall mail a copy of such notice to each Certificate Holder with a notice of the number of shares subscribable with respect to such Certificate Holder's beneficially-owned shares of Series A Common. Upon receipt by the Trustees, within such time as shall be fixed by the Trustees prior to the last date fixed by the Company for subscription and payment, of a request from any Certificate Holder to subscribe in his or her behalf and of the amount of money required to pay for a specified amount of such securities (not in excess of the amount of such securities subscribable in respect of such holder's beneficially-owned shares of Series A Common), the Trustees shall make such subscription and payment. Upon receiving from the Company the certificate for the securities so subscribed for, the Trustees, if such securities be Series A Common having voting rights greater than those held by Common Shares, shall hold the same under this Agreement and shall issue to such holder a Voting Trust Certificate in respect thereof; and if such securities be other securities the Trustees may in their discretion hold such securities under this Agreement and shall issue to such holder a Voting Trust Certificate in respect thereof or may deliver the certificates for such other securities to such holder. In the event securities of a subsidiary of the Company shall be offered for subscription to the holders of the shares of Series A Common, the receipt of any voting securities or other property convertible into voting securities of such subsidiary shall be treated as a receipt to which the provisions of Section 5.6 apply.

          (b) TRANSFER OR WITHDRAWAL OF SUBSCRIPTION RIGHTS. The rights of any Certificate Holder to subscribe to additional shares of Series A Common as provided in Subsection 5.7(a) may be transferred only in accordance with the provisions of Article IV and may be withdrawn only in accordance with the provisions of Article III, except that the Trustees shall establish shorter time periods pursuant to Section 3.2 if reasonably necessary to deal with the terms of the subscription offer, and shall give reasonable notice of such change.

          (c) SERIES A COMMON ACQUIRED PURSUANT TO SUBSCRIPTION RIGHT BY TRANSFEREE. Any shares of Series A Common acquired pursuant to subscription rights assigned to a transferee shall be held by the Trustees subject to all the terms and conditions of this Agreement.

                                     ARTICLE VI

                                   VOTING RIGHTS


     6.1 TRUSTEES TO VOTE SHARES. Until the actual delivery to the Certificate Holder by or on behalf of the Trustees of a certificate issued by the Company representing the shares of Series A Common deposited hereunder in exchange for said Voting Trust Certificates, pursuant to the provisions hereof, the Trustees shall possess and shall be entitled to exercise all the rights and powers of owners of the shares of Series A Common of the Company deposited hereunder, to vote for every purpose and to consent to any and all corporate acts of the Company, it being expressly stipulated that no right to vote or to consent or to be consulted in respect to any such shares of Series A Common is created in or passes to any Certificate Holder by or under any Voting Trust Certificate, or by or under this Agreement, or by or under any other agreement, express or implied, except as provided in Sections 6.3 and 6.4.

     6.2 SERIES A COMMON TO BE VOTED AS A UNIT. Except as provided in Sections 6.3 and 6.4, the Trustees shall vote the shares of Series A Common held by them or take any other action with respect to such shares of Series A Common as a unit in accordance with the determination of the six-vote majority of the Trustees.

     6.3 FAILURE TO ACHIEVE A SIX-VOTE MAJORITY. Except as otherwise provided in Section 6.4, in the event of the failure of the Trustees to achieve a six-vote majority with respect to the exercise of the right to vote the Series A Common on any proposal, the Trustees shall promptly notify all Certificate Holders of record and the Trustees shall vote all shares of Series A Common deposited hereunder with respect to each such proposal as more than fifty percent (50%) in interest of the Certificate Holders who elect to exercise their right to vote pursuant to this Section 6.3 shall direct in writing.

     6.4 CERTAIN TRANSACTIONS TO REQUIRE JOINT CONSENT OF TRUSTEES AND CERTIFICATE HOLDERS.

          (a) (i) Upon any proposal for the sale of shares of Series A Common by the Trustees;

              (ii)  Upon any proposal submitted for shareholder approval for:

                    (1) the merger or consolidation of the Company with or into any other corporation, or the merger or consolidation of any other corporation with or into the Company;

                    (2) the sale, lease, exchange, mortgage or pledge of all, or substantially all, the property and assets of the Company;

                    (3) the sale, exchange or other disposition of a significant subsidiary of the Company or of the voting control of such subsidiary (meaning, for purposes of this Section 6.4, a subsidiary whose fair market value, as estimated in the reasonable judgment of the Trustees, equals or exceeds twenty-five percent (25%) of the fair market value of the Company and all of its subsidiaries, similarly determined);

                    (4) the merger or consolidation of a significant subsidiary of the Company with or into any other corporation, or the merger or consolidation of any other corporation with or into a significant subsidiary of the Company in a transaction which would leave the Company with fifty percent (50%) or less of the voting power of such significant subsidiary;

                    (5) the sale, lease, exchange, mortgage or pledge of all, or substantially all, the property and assets of a significant subsidiary of the Company;

                    (6) the dissolution, winding up or liquidation of the Company or its business or of a significant subsidiary of the Company or of its business;

                    (7) the amendment of the Company's Articles of Incorporation; or

                    (8) the issuance of any securities having voting rights superior to those of Common Shares;


             (iii) Upon any proposal for any other transaction not previously described in this Section 6.4 which would be deemed a change of control under the rules and regulations of either the Securities and Exchange Commission or the Federal Communications Commission;

the Trustees shall promptly notify all Certificate Holders and the Trustees shall not approve or implement any such action and shall not vote any shares of Series A Common in favor of any such proposal unless (1) the Trustees receive the written direction in favor of the proposal from no less than seventy-five percent (75%) in interest of the Certificate Holders of record, and (2) a six-vote majority of the Trustees concur at a meeting of the Trustees. In the absence of both conditions (1) and (2) being satisfied, the Trustees shall, as the case may be, refrain from the sale of shares of Series A Common, vote against any proposal which would have the effect of approving any transaction described in Subsections 6.4(a)(ii)(1) through (8), or shall refrain from approving or implementing any proposal described in Subsection 6.4(a)(iii); provided, however, that the rights of each dissenting Certificate Holder shall be safeguarded as provided in Subsection 6.4(b)

          (b) With respect to any Certificate Holder who files a written direction opposing a proposal referred to in Subsection 6.4(a) (a "dissenting Certificate Holder"):

               (i) No shares of Series A Common held by the Trustees for the benefit of such dissenting Certificate Holder shall be sold without the express written consent of such Certificate Holder. If all shares of Series A Common except those held for the benefit of dissenting Certificate Holders are being sold, the Trustees shall distribute the shares not being sold to such dissenting Certificate Holders on the date the balance of the Series A Common is sold.

              (ii) In the event of a transaction in which the law of the state of incorporation of the Company grants a dissenting shareholder appraisal rights, the Trustees shall, in accordance with and to the extent permitted by law, take such reasonable steps as are directed in writing by each dissenting Certificate Holder to perfect such dissenting Certificate Holder's appraisal rights with respect to his or her beneficially owned shares of Series A Common, the costs of which shall be borne by each such dissenting Certificate Holder in accordance with the reasonable allocation of such cost by the Trustees. To the extent the Trustees are not legally permitted to fully perfect such rights, the Trustees shall distribute such shares to their beneficial owners so that they may individually take the necessary steps to perfect such rights.

          (c) Notwithstanding any provision of this Agreement to the contrary, with respect to the sale of shares of Series A Common held by the Trustees pursuant to this Agreement:

               (i) no such sale shall be made by the Trustees unless the proceeds of such sale shall benefit all of the non-dissenting Certificate Holders proportionately to their beneficial ownership of each class of securities comprising the Series A Common hereunder;

              (ii) no Trustee shall negotiate or consider any offer with respect to such sale without notice to all Trustees;

             (iii) except with the consent of a six-vote majority of the Trustees, no Trustee shall enter into any arrangement which commits the Trustee to vote either in his or her capacity as a Trustee or as a Certificate Holder in any specific manner; and

              (iv) the Trustees shall give reasonable consideration to any offer to purchase all or a portion of such shares which may be made by any one or more Certificate Holders representing five percent (5%) or more in interest hereunder, provided that the Trustees shall not be required to give any additional notice to such Certificate Holders other than the notice required pursuant to Subsection 6.4(a), nor shall the Trustees be required to grant any additional time to such Certificate Holders in which to present such offer.

     6.5  VOTING RIGHTS OF CERTIFICATE HOLDERS.

          (a) The voting rights available to any Certificate Holder pursuant to Sections 6.3, 6.4 or 7.3:

               (i)  may be exercised in person;

              (ii) may be exercised by proxy, provided that the holder of such proxy must be another Certificate Holder or the Permitted Transferee of any Certificate Holder and provided the proxy is executed within one year before the date on which it is exercised;

             (iii) may be exercised by written ballot with respect to any matter placed before the Certificate Holders in a proxy statement or other written notice from the Trustees, in such form and subject to such time limits as the Trustees may reasonably require;

              (iv) may be assigned to a voting trust as provided in Subsection 4.2(a)(iii); provided that each voting trustee thereof shall be a Certificate Holder or the Permitted Transferee of a Certificate Holder.

          (b) Whenever a percentage in interest of the Certificate Holders is required with respect to any matter, it shall mean that percentage of the votes of all Certificate Holders eligible to vote after giving effect to the provisions of Section

4.3, except as otherwise provided for purposes of Sections 5.6 and 6.3.

          (c) A Certificate Holder may cast one vote for each vote to which his or her beneficially-owned shares of Series A Common is entitled with respect to the Company's affairs.

                                    ARTICLE VII

                                    THE TRUSTEES


     7.1  MEETINGS AND PROCEDURES.


          (a) ANNUAL MEETINGS. The Trustees shall meet annually on the first Saturday in April in Chicago, Illinois, or at such other time and place as they may otherwise determine, with such reasonable notice as their rules may provide, including notice to all Certificate Holders who shall be invited to attend each such annual meeting.

          (b) OTHER MEETINGS OF THE TRUSTEES. In addition to the annual meetings, the Trustees may meet at such time and place as they may determine, with such reasonable notice as their rules may provide (and such rules shall provide that any two trustees may call such a meeting).

          (c) MEETING PROCEDURES. Except for actions required of the Trustees pursuant to Subsection 6.4(a), the Trustees may act without a meeting by a writing embodying their action executed by that number of Trustees holding the votes necessary to approve such action if there had been a meeting, with notice to each Trustee not executing such writing. The Trustees shall adopt their own rules of procedure. At any meeting of the Trustees any Trustee may vote in person or by proxy given to any other Trustee, and any Trustee may give powers of attorney to any other Trustee to sign any instrument expressing the actions of the Trustees. Trustees may participate in any meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting. The Trustees may vote by proxy at any meeting of the Company, if they so elect, provided that such proxy be signed by at least those Trustees holding no fewer than six votes.

          (d) SPECIAL MEETINGS. Special meetings of the Certificate Holders and the Trustees, for any purpose or purposes, may be called by any two Trustees. Written notice of a special meeting, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, signed by two or more Trustees, shall be given not less than ten nor more than sixty days before the date of the meeting to each Certificate Holder entitled to vote at such meeting, with an information copy to any Certificate Holder not entitled to vote at the meeting by reason of the provisions of Section 4.3.

     7.2  VOTING OF TRUSTEES.

          (a)  TRUSTEES' VOTING POWER.  The "Johnson Family Trustee" (as
defined in Section 7.5) shall have one vote.   All other Trustees acting
hereunder shall each have two votes.

          (b) TYPES OF MAJORITIES. A "six-vote majority" shall require the affirmative vote by Trustees holding no fewer than six votes. An "eight-vote majority" shall require the affirmative vote by Trustees holding no fewer than eight votes. Any action requiring the approval of the Trustees for which no reference is made to either of the aforesaid majorities shall require a six-vote majority. The number of votes required shall not be reduced by reason of the temporary vacancy of any trusteeship, by the failure of any Trustee to be present at a meeting of the Trustees either in person or by proxy, by the cessation of the Johnson Family Trustee or for any other reason except as specifically set forth in Subsections 3.1(h), 3.1(i) or 3.2(e).

          (c) EFFECT OF FAILURE TO ACHIEVE REQUIRED MAJORITY. In the event of the failure of the Trustees to achieve the required six-vote or eight-vote majority as to any proposal not described in Section 6.3 (i.e., a proposal not involving the right to vote the Series A Common), such proposal shall fail.

          (d) AUTHORITY OF ACTING AND SUCCESSOR TRUSTEES. Pending the election of a successor Trustee to fill any vacancy, the Trustees then acting shall possess and may exercise all the powers of the Trustees hereunder, provided they retain a sufficient number of votes to fulfill the applicable six-vote or eight-vote majorities.

     7.3  ELECTION OF TRUSTEES.


          (a) TERMS OF OFFICE. The Trustees named or elected hereunder shall serve terms of offices, as follows:

     First Term:    The effective date hereof  - June 30, 1994

     Second Term:   July 1, 1994               - June 30, 1999

     Third Term:    July 1, 1999               - June 30, 2004

     Fourth Term:   July 1, 2004               - June 30, 2009


          (b) REGULAR ELECTION. No less than sixty days prior to the expiration of a term of office, the Trustees shall hold an election among the Certificate Holders to elect a new slate of Trustees.
Each Certificate Holder shall have the right to vote, in person or by proxy, the number of votes he or she beneficially holds for as many persons as there are Trustees to be elected, or to accumulate such votes and give one candidate up to that number of votes determined by multiplying the number of Trustees to be elected by the number of shares of Series A Common he or she beneficially owns, or to distribute such votes on the same principle among as many candidates as such Certificate Holder shall think fit. The candidates receiving the highest number of votes up to the total number of Trustees to be elected shall be elected.

          (c) SPECIAL ELECTION. If one or more vacancies should occur during a term by reason of death, disability, resignation or removal, the Trustees shall, within sixty days of any vacancy, promptly hold a separate special election to elect each successor Trustee to complete the remainder of a term. Only those Voting Trust Certificates with respect to which votes were cast in favor of the Trustee who has died, become disabled, resigned or been removed may be cast with respect to the election of the successor Trustee. If the Trustee who has died, become disabled, resigned or been removed is an initial Trustee, only those Voting Trust Certificates deposited hereunder by such initial Trustee, either in his or her personal or fiduciary capacity, may be cast with respect to the election of the successor Trustee, including any such Voting Trust Certificates then held by a Permitted Transferee who, even after the application of Section 4.3, is entitled to vote hereunder. The identification of those Voting Trust Certificates shall be made by the Trustees as they may reasonably determine.

          (d) SUCCESSOR TRUSTEES. Any successor Trustee elected hereunder shall be a natural person who is a Certificate Holder or a Permitted Transferee of a Certificate Holder.

          (e) TERMS FOLLOWING RENEWAL. Should this trust be renewed pursuant to Section 8.6, the Trustees serving during the last term shall serve until September 30 of the first year of the renewal term. All subsequent terms shall be for five years beginning October 1, except any Trustees serving at the termination of this trust because it is not renewed pursuant to Section 8.7 shall serve four years and nine months.

     7.4 REMOVAL OF TRUSTEES. Any Trustee may be removed at any time by an instrument signed by no less than eighty-five percent (85%) in interest of the Certificate Holders of record and delivered to the Trustees, such removal to occur upon receipt of such instrument. Any Trustee shall be automatically removed at such time as the Trustees shall have knowledge of any law or regulation to which the Company or this trust is subject which, because of the Trustee's status as an alien or because of the Trustee's criminal record, the Company would be denied the right to provide a material service which it could have otherwise provided consistent with its normal business practices. Upon the removal of any Trustee, the remaining Trustees shall, within sixty days, hold an election as provided in Section 7.3.

     7.5  JOHNSON FAMILY TRUSTEE.  Notwithstanding the provisions of Sections
7.3 and 7.4:

          (a) So long as Lester O. Johnson and his Family Members, together with any fiduciary of a Charitable Organization, trust, estate or qualified retirement plan who is a Permitted Transferee of any such person and who, after giving effect to the provisions of Section 4.3, is entitled to vote hereunder, (the "Johnson Family"), hold the percentage in interest required by Subsection 7.5(c), the following provisions shall apply:

               (i) the Trustee's position held by Melanie J. Heald or any successor elected in her place shall be known as the "Johnson Family Trustee;"

              (ii) the terms of the Johnson Family Trustee shall be concurrent with the terms of the other Trustees, and a new Johnson Family Trustee shall be elected at the same time the other Trustees are elected; except such election shall be made by the majority in interest of the Johnson Family Certificate Holders of record subject to the approval of the remaining Trustees as provided in Subsection 7.5(a)(v);

             (iii) the Johnson Family Trustee may be removed only by a majority in interest of the Johnson Family Certificate Holders of record;

              (iv) if the Johnson Family Trustee should become unable to act by reason of death, disability, resignation or removal, a successor Trustee shall be elected by a majority in interest of the Johnson Family Certificate Holders of record, subject to the approval of the remaining Trustees as provided in Subsection 7.5(a)(v) and;

               (v) any successor Johnson Family Trustee shall give notice of his or her election to the remaining Trustees and shall be deemed approved
(1) upon the consent of a six-vote majority or (2) upon the expiration of ten days from such notice unless four votes of the remaining Trustees have been cast against the approval of such successor Trustee;

          (b) So long as the Johnson Family Trust is acting, the Johnson Family Certificate Holders shall not be entitled to vote with respect to the election or removal of any other Trustee, and all references to the election or removal of the Trustees shall refer only to the four Trustees other than the Johnson Family Trustee and all references to the Certificate Holders entitled to participate in the election or removal of any other Trustees hereunder shall be a reference only to the Certificate Holders other than the Johnson Family Certificate Holders.

          (c) Six months after the date on which the percentage in interest of the Johnson Family falls below (i) six percent (6%) at any time either or both of Lester O. Johnson and Frances M. Johnson are living or (ii) five percent (5%) following the death of the survivor of Lester O. Johnson and Frances M. Johnson, the Johnson Family Trustee shall cease to be a Voting Trustee and thereafter there shall be only four such Trustees; provided, however, if at any time during the one-year period following the expiration of the aforesaid six-month period the percentage in interest of the Johnson Family should be in excess of the applicable percentage test, the Johnson Family Trustee shall resume office subject to all of the provisions of this Agreement including the provisions of this Subsection 7.5(c).

     7.6 RESIGNATION OF TRUSTEES. Any of the Trustees may at any time resign, and thereby be relieved of all future obligations to act hereunder, by mailing his or her resignation to the Certificate Holders at their respective addresses appearing on the Trustee's records. Such resignation shall be deemed effective immediately upon its being mailed.

     7.7 CHANGE OF CONTROL. Any change of trustees hereunder which constitutes a change of control which requires prior Federal Communications Commission approval shall not be effective until such approval is obtained.

     7.8 REIMBURSEMENT OF EXPENSES. The Trustees may employ counsel or a depositary and incur other indebtedness or expenses deemed necessary by them for the proper discharge of their duties. In the discretion of the Trustees, by a six-vote majority, any such expenses or discharge of indebtedness may be invoiced among all Certificate Holders holding certificates representing 7,500 (as adjusted by Section 8.1) or more shares of Series A Common, to be paid by such Certificate Holders in proportion to their respective beneficial ownership of Series A Common. To the extent any such invoice is not paid within sixty days, the Trustees shall be entitled to deduct any such amount from the dividends received or receivable by the Trustees with respect to the shares of Series A Common beneficially owned by the non-paying Certificate Holder before paying or causing such dividends to be paid to such Certificate Holder.

     7.9 OTHER RELATIONSHIPS BETWEEN TRUSTEES AND COMPANY. Any Trustee shall be permitted to be, at the same time, an officer, director, consultant, agent, or employee of the Company or of any affiliate of the Company, and shall be permitted to be or become pecuniarily interested in his or her personal capacity, either directly or indirectly, in any matter or transaction to which the Company or any affiliate may be a party or in which the Company or any affiliate may be concerned to the same extent as though he or she were not a Trustee. Any Trustee shall be permitted to receive compensation, of whatever character, as is provided by their existing contracts, if any, with the Company or its affiliates, with complete propriety and without disqualifying themselves to act as Trustees hereunder; and upon the expiration of the existing contracts, if any, with the Trustees, or sooner by mutual agreement, the Company or its affiliates and such Trustees shall be permitted to enter into new contracts which may change their compensation.

     7.10 TRUSTEES MAY BE SHAREHOLDERS, CERTIFICATE HOLDERS AND MAY ACQUIRE AND DISPOSE OF SHARES. Any Trustee shall be permitted, for his or her personal account or otherwise, subject to all the terms and conditions of this Agreement, to either acquire from or sell to the Company or any shareholder shares of stock or other securities of the Company or Voting Trust Certificates to the same extent as though he or she were not a Trustee. Any Trustee shall be entitled to exercise all rights and options conferred upon Certificate Holders under this Agreement to the same extent as though he or she were not a Trustee.

     7.11 COMPENSATION OF TRUSTEES. The Trustees shall not be entitled to compensation for their services as Trustees hereunder.

     7.12 LIMITATION OF LIABILITY. In voting or giving directions for voting the shares of Series A Common deposited hereunder or in exercising any consent with respect thereto, the Trustees shall exercise their best judgment, from time to time, to select suitable directors and in voting or giving directions for voting and acting on other matters for shareholders' action the Trustees shall exercise like judgment; provided, however, that the Trustees assume no responsibility in respect of such management or in respect of any action taken by them or taken pursuant to their consent thereto, or pursuant to their votes, and no Trustee shall incur or be under any liability as the holder of securities of the Company in his or her capacity as Trustee, by reason of any error of law or any error in the construction of this Agreement or of any matter or thing done or suggested or omitted to be done pursuant to this Agreement, except for his or her intentional misconduct.
No bond shall be required of any Trustee for the performance of his or her services as such.

                                     ARTICLE VIII

                                  GENERAL PROVISIONS

     8.1 ADJUSTMENT FOR STOCK SPLITS. Wherever under this Agreement a provision sets a limitation or requirement of an amount of shares, such number shall be adjusted from time to time as necessary to take into account any stock splits, stock dividends, issuance of other voting stock with voting rights superior to Common shares and other changes in the capital structure of the Company, so that such adjusted number bears the same proportion to the voting power of the Company held by this trust following such capital change as the number immediately prior to adjustment bore to the voting power of the Company held by this trust immediately prior to such capital change.

     8.2 SCOPE OF AGREEMENT. This Agreement and all covenants herein contained shall inure to the benefit of and be binding upon the parties hereto, their heirs, executors, administrators, successors and assigns.

     8.3 NOTICES. Any notice required to be given under this Agreement shall be deemed to have been given and received if actually received, such as by telephone, telecopier, electronic mail, telegram, hand delivery, or other means, and the giver has reasonable evidence or acknowledgment of its receipt. Notice shall also be deemed to have been given if deposited in the United States mail in a postpaid wrapper, in which case it shall be deemed to have been received on the third business day after the date of such deposit, or if deposited with a commercial or government overnight carrier, in which case it shall be deemed to be received the first business day after the date of such deposit. The Trustees shall request a return receipt with each notice they mail or send by overnight carrier.

          (a) In the case of a Certificate Holder, such notice shall be addressed to such Certificate Holder at his or her last address appearing on the records of the Trustees.

          (b) In the case of a notice to the Trustees by a Certificate Holder, such notice shall be given to each of the Trustees, addressed to each Trustee at his or her address of record, as set forth at the end of this Agreement or as it may be changed from time to time by written notice to all such holders.

          (c) In the case of a notice to a Trustee by another Trustee, notice shall be addressed to the Trustee at his or her address of record, as set forth at the end of this Agreement or and as may be changed from time to time by written notice to the remaining Trustees. The Trustees shall use their best efforts to transmit to the Certificate Holders, or to cause the Company to transmit, all information sent by the Company to the holders of Series A Common.

     8.4 RELIANCE BY TRUSTEE. The Trustees shall be conclusively entitled to rely upon any notice or statement received by them from the Company or the holders of record of Voting Trust Certificates and believed by them in good faith to be genuine and shall act and shall be fully protected in acting in accordance therewith.

     8.5 AMENDMENT OF AGREEMENT. This Agreement and the Certificates issued hereunder may be amended upon the consent in writing of an eight-vote majority of the Trustees and no less than ninety percent (90%) in interest of the Certificate Holders of record; provided, however, that no amendment which shall have the effect of extending the time for termination of this Voting Trust

Agreement shall be made without the consent in writing of all of the Certificate Holders.

     8.6 TERMINATION. This Agreement shall be binding upon each of the parties executing the same from the date of its execution by such party. The trust created hereunder shall be effective as of the date hereof, and this Agreement and the trust created hereunder shall remain in full force and effect until January 31, 2009. This Agreement and the trust created hereunder may be terminated at any time with the consent in writing of an eight vote majority of the Trustees and by no less than seventy-five (75%) in interest of the Certificate Holders of record.

     8.7 RENEWAL. Not earlier than January 1, 2009, nor later than March 31, 2009, the Trustees shall notify all Certificate Holders of their right to withdraw their shares of Series A Common upon termination of the trust on June 30, 2009, without regard to the provisions of Article III. All Certificate Holders shall have until May 15, 2009, to notify the Trustees of their preliminary intent to withdraw upon termination. The Trustees shall notify all Certificate Holders in writing before May 31, 2009, as to which Certificate Holders have presented such notice. The Certificate Holders shall notify the Trustees of their final election to withdraw upon termination on or before June 30, 2009. Each Certificate Holder shall be eligible to make a final election to withdraw irrespective of whether or not he or she notified the Trustees of a preliminary intent to withdraw. If, as of the close of business on June 30, 2009, fifty percent (50%) or less in interest of the Certificate Holders have elected to withdraw, this trust shall be automatically renewed for an additional term of the lesser of twenty years or the maximum number of years permitted by controlling law. If more than fifty percent (50%) in interest of the Certificate Holders have elected to withdraw, a six-vote majority of the Trustees shall be required to renew the trust. If the trust is renewed, it shall be renewed only with respect to those Certificate Holders not electing to withdraw. This renewal provision shall be equally applicable at the end of each succeeding renewal term, with appropriate changes in dates to reflect the new termination date.

     8.8 DE MINIMIS HOLDINGS. The Trustees may, in their discretion, distribute to any Certificate Holder who beneficially owns less than 150 (as adjusted by Section 8.1) shares of Series A Common the shares of Series A Common then held by the Trustees for the benefit of such Certificate Holder, which distribution shall not be subject to the provisions of Article III.

     8.9 SEVERABILITY OF PROVISIONS. The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity of the remainder hereof.

     8.10 INTERPRETATION.

          (a) TRUSTEE. The term "Trustee" or "Trustees" wherever used herein means the person or persons from time to time acting in such capacity pursuant to the provisions of this Agreement.

          (b) HEREUNDER. Whenever the word "hereunder" is used in this instrument, it shall refer to the entire instrument, not merely to the article, section or subsection in which it appears.

          (c) BUSINESS DAY. A "business day" shall be any day on which the exchange constituting the primary marketplace for the Company's Common Shares is open for business or, if such shares are not listed for trading on an exchange, any day on which the New York Stock Exchange, or any successor exchange, is open for business.

          (d) GENDER AND NUMBER. As the context permits, the gender and number of words may be interchanged.

          (e) HEADINGS. The headings used herein are for convenience only, are not part of the article, section or subsection to which they relate, and are not to be used in construing the legal intent of this instrument.

     8.11 CONTROLLING LAW. All questions concerning the validity and administration of this Agreement and the trust created hereunder shall be determined under the law of the State of Iowa, except that the Trustees may, in their discretion, elect to change the law to be so used to that of the state in which the Company is incorporated as such state may change from time to time, upon notice to the Certificate Holders. This Agreement shall be subject to the applicable rules and regulations of the Federal Communications Commission.

     8.12 CONSTRUCTION OF AGREEMENT. All questions concerning the interpretation or construction of this Agreement shall be determined by a six-vote majority of the Trustees, whose decision shall be final and binding on all parties.

     8.13 MULTIPLE COUNTERPARTS. This Agreement may be executed by the parties herein, or any of them, in any number of counterparts, with the same force and effect as if they had all executed the same instrument.

     8.14 ENTIRE AGREEMENT. This Agreement (including the exhibits attached hereto) contains the entire understanding among the parties hereto with respect to the subject matter hereof, and no representation, warranty, covenant or condition other than those expressly set forth herein shall be of any force or effect.

                                    *  *  *  *  *

     IN WITNESS WHEREOF, the Trustees and the Certificate Holders have executed this Agreement as of the day and year first above written.

                              TRUSTEES AND ADDRESSES OF RECORD:


                              /s/ Walter C.D. Carlson
                              -----------------------
                              WALTER C.D. CARLSON
                              1041 Judson
                              Evanston, Illinois 60202
                              Home telephone: (312) 864-6869
                              Office telephone: (312) 853-7734


                              /s/ Lettitia G.C. Carlson
                              -------------------------
                              LETITIA G.C. CARLSON
                              2405 41st Avenue East, #303M
                              Seattle, Washington 98112
                              Home telephone: (206) 329-6897


                              /s/ Le Roy T. Carlson, Jr.
                              --------------------------
                              LE ROY T. CARLSON, JR.
                              1440 North Lake Shore Drive
                              Apartment 19-C
                              Chicago, Illinois 60610
                              Home telephone: (312) 266-1725
                              Office telephone: (312) 630-1900


                              /s/ Melanie J. Heald
                              --------------------
                              MELANIE J. HEALD
                              7410 Longmeadow Road
                              Madison, Wisconsin 53717
                              Home telephone: (608) 836-9653


                              /s/ Donald C. Nebergall
                              -----------------------
                              DONALD C. NEBERGALL
                              2919 Applewood Place, N.E.
                              Cedar Rapids, Iowa 52402
                              Home telephone: (319) 364-8386

                     Signature Page to TDS Voting Trust Agreement
                              dated as of June 30, 1989.

                                                                 No. of
                                                  No. of         Deposited
                                                  Deposited      Shares of
                                                  Shares of      Series A
                                                  Series A       Common in
 Signature of                                     Common in      Dividend
 Depositing                          Date of      Certificate    Reinvestment
 Shareholders                        Execution    Form           Plan
 ------------                        ---------    -------------  -------------

 /s/ Arthur Anderson                  10/12/89       2,250
 -------------------                  --------
 Arthur Anderson, custodian for
 Jacob Anderson

 /s/ Arthur Anderson                  10/12/89       1,800
 -------------------                  --------
 Arthur Anderson, custodian for
 Samuel Keith

 /s/ Kendrick Anderson                (undated)
 ---------------------                ---------      2,250
 Kendrick Anderson, custodian
 Eve Anderson

 /s/ Kendrick Anderson                (undated)      2,250
 -------------------                  ----------
 Kendrick Anderson, custodian for
 Jill Anderson

 /s/ K.C. August                      9/5/89         20,180
 ---------------                      ----------
 K.C. August

 /s/ LeRoy T. Carlson                 9/14/89       363,009             155.6591
 --------------------                 ----------
 LeRoy T. Carlson


 /s/ LeRoy T. Carlson, Jr.            9/7/89      1,006,331          10,310.7146
 ------------------------             -----------
 LeRoy T. Carlson, Jr.

 /s/ LeRoy T. Carlson, Jr.,
     custodian for
     Anthony J.M. Carlson             9/7/89          6,397            175.9203
 ------------------------             -----------
 LeRoy T. Carlson, Jr.,
   custodian for Anthony
   Joseph Mouly Carlson

 /s/ LeRoy T. Carlson, Jr.,
     custodian for
     Leo P.M. Carlson                 9/7/89            475               0.7945
 -------------------------            ------------
 LeRoy T. Carlson, Jr.,
   custodian for Leo Peter
   Mouly Carlson



                  Signature Page to TDS Voting Trust Agreement
                           dated as of June 30, 1989.

                                                                 No. of
                                                  No. of         Deposited
                                                  Deposited      Shares of
                                                  Shares of      Series A
                                                  Series A       Common in
 Signature of                                     Common in      Dividend
 Depositing                          Date of      Certificate    Reinvestment
 Shareholders                        Execution    Form           Plan
 ------------                        ---------    ------------   --------------

 /s/ Letita G.C. Carlson              9/14/89            447,620    10,432.9115
 -----------------------              -------
 Letitia G.C. Carlson

 /s/ Margaret D. Carlson              9/14/89            620,725 MDC
 -----------------------              -------         <#>620,725</#>
 Margaret D. Carlson

 /s/ Prudence E. Carlson              (undated)          604,718
 -----------------------              ---------
 Prudence E. Carlson

 /s/ Ross V. Carlson                   9/4/89               4,500       190.4848
 ----------------                     ---------
 Ross Carlson, custodian for
   Dana Dougherty

 /s/ Ross V. Carlson                   9/4/89               4,500       190.4848
 ----------------                    ---------
 Ross Carlson, custodian for
   Adam Maldonado

 /s/ Ross V. Carlson                   9/4/89               4,500       190.4848
 ----------------                    --------
 Ross Carlson, custodian for
   Nicole Maldonado

 /s/ Walter C.D. Carlson              9/4/89             612,318      8,111.7163
 -----------------------             --------
 Walter C.D. Carlson

 /s/ Walter C.D. Carlson,
     custodian for
     Amanda Carlson         *         9/4/89              11,612         60.0321
 -----------------------             --------
 Walter C.D. Carlson,
   custodian for Amanda
   Liv de Hoyos Carlson

 /s/ Walter C.D. Carlson,
     custodian for
     Greta Carlson          *         9/4/89               1,765
   ---------------------             --------
   custodian for Greta
   Marion de Hoyos Carlson



*as custodian
                  Signature Page to TDS Voting Trust Agreement
                           dated as of June 30, 1989.

                                                  No. of         No. of Deposited
                                                  Deposited      Shares of
                                                  Shares of      Series A
                                                  Series A       Common in
 Signature of                                     Common in      Dividend
 Depositing                          Date of      Certificate    Reinvestment
 Shareholders                        Execution    Form           Plan
 ------------                        ---------    ------------   --------------

 /s/ Yvonne M. Carlson                9/30/89     29,002         1,331.9570
 ---------------------
 Yvonne M. Carlson

                                                   2,347
 ----------------------              --------
 Debora M. de Hoyos

 /s/ Melanie J. Heald                 9/4/89      30,000
 --------------------                 -------
 Melanie J. Heald

 /s/ Frances M. Johnson               9/4/89      81,324
 ----------------------              --------
 Frances M. Johnson, Trustee

 /s/ Graham Johnson                   9/4/89      30,000
 ------------------                  --------
 Graham Johnson

 /s/ Kent Johnson                     9/4/89      30,000
 ----------------                    --------
 Kent Johnson

 /s/ Laurel Ann Johnson               9/4/89      30,000
 ----------------------              --------
 Laurel Ann Johnson

 /s/ Lester O. Johnson                9/4/89     162,648
 ---------------------               --------
 Lester O. Johnson, Trustee

 /s/ Dagmar Maldonado,
     custodian for
     Dana Dougherty                  10/17/89        675         31.0652
 --------------------               ---------
Dagmar Maldonado, custodian
   for Dana Dougherty

 /s/ Dagmar Maldonado,
     custodian for
     Adam Maldonado                  10/17/89        450         20.7109
 --------------------               ----------
 Dagmar Maldonado, custodian
   for Adam Maldonado

 /s/ Dagmar Maldonado,
     custodian for
     Nicole Maldonado                10/17/89        450         20.7109
 --------------------               ----------
 Dagmar Maldonado, custodian
   for Nicole Maldonado


                  Signature Page to TDS Voting Trust Agreement
                           dated as of June 30, 1989.

                                                                 No. of
                                                  No. of         Deposited
                                                  Deposited      Shares of
                                                  Shares of      Series A
                                                  Series A       Common in
 Signature of                                     Common in      Dividend
 Depositing                          Date of      Certificate    Reinvestment
 Shareholders                        Execution    Form           Plan
 ------------                        ---------    ------------   --------------

 /s/ Catherine Mouly                  9/13/89      2,347          29.2589
 ------------------                  ---------
 Catherine Mouly


 /s/ Catherine Mouly,
     custodian for
     Anthony J.M. Carlson             9/13/89      2,250         733.6283
 ------------------------            ----------
 Catherine Mouly, custodian
   for Anthony J.M. Carlson


 /s/ Donald C. Nebergall              9/6/89          28           1.0430
 -----------------------            ---------
 Donald C. Nebergall

 /s/ Donald C. Nebergall, tr          9/6/89     395,827         476.7591
 --------------------------------    ---------
 Donald C. Nebergall, Trustee
 U/A dated 1/1/56 for Prudence E.
 Carlson

 /s/ Donald C. Nebergall, tr          9/6/89     395,827         476.7591
 --------------------------------    --------
 Donald C. Nebergall, Trustee
 U/A dated 1/1/56 for Walter C.D.
 Carlson

 /s/ Donald C. Nebergall, tr          9/6/89     593,741         715.1386
 --------------------------------    --------
 Donald C. Nebergall, Trustee
 U/A dated 10/24/60 for Letitia
 G.C. Carlson

 /s/ Donald C. Nebergall, tr          9/6/89     315,062
 --------------------------------    --------
 Donald C. Nebergall, Trustee
 U/A dated 12/28/72

 /s/ Donald C. Nebergall, tr          9/6/89      77,346
 --------------------------------    --------
 Donald C. Nebergall, Trustee
 U/A dated 12/31/76



                  Signature Page to TDS Voting Trust Agreement
                           dated as of June 30, 1989.

                                                                 No. of
                                                  No. of         Deposited
                                                  Deposited      Shares of
                                                  Shares of      Series A
                                                  Series A       Common in
 Signature of                                     Common in      Dividend
 Depositing                          Date of      Certificate    Reinvestment
 Shareholders                        Execution    Form           Plan
 ------------                        ---------    ------------   --------------


 /s/ Donald C. Nebergall, tr          9/6/89      130,992
 --------------------------------    -------
 Donald C. Nebergall, Trustee
 Lead Annuity Trust for Wellesley
 College

 /s/ Byron Wertz,
     custodian for
     Allison M. Wertz                 9/6/89        4,500       190.4848
 --------------------------          --------
 Byron Wertz, custodian for
   Allison M. Wertz

 /s/ Byron Wertz,
     custodian for
     Joseph E. Wertz                  9/6/89        4,500       190.4848
 ---------------------------         --------
 Byron Wertz, custodian for
   Joseph E. Wertz

 /s/ Florence Wertz,
     by John E. Wertz                 9/9/89       11,925
 ------------------                  --------
 Florence Wertz


 /s/ John Alan Wertz                  10/-/89       2,577
 -------------------                  --------
 John Alan Wertz

 /s/ Kristin Wertz                    9/16/89         475
 -----------------                   ---------
 Kristin Wertz

 /s/ Paul Wertz,
     for Elizabeth                    9/8/89          563        25.8909
 --------------                      --------
 Paul Wertz, custodian for
   Elizabeth D. Wertz

 /s/ Paul Wertz,
     for Jessica                      9/8/89          563        25.8909
 --------------                      --------
 Paul Wertz, custodian for
   Jessica A. Wertz


                                                          EXHIBIT A
                                                   TO VOTING TRUST AGREEMENT
                                                   DATED AS OF JUNE 30, 1989



                               VOTING TRUST CERTIFICATE

No.___________                                    ______Shares of
                                                   Series A Common

                           TELEPHONE AND DATA SYSTEM, INC.

                  Incorporated under the Laws of the State of Iowa

     THIS IS TO CERTIFY THAT, subject to the provisions hereof and of the Voting Trust Agreement hereinafter mentioned, on the surrender hereof, properly endorsed, _________________________ will be entitled to receive on June 30, 2009, or on the earlier termination of the Voting Trust Agreement, as therein provided, a stock certificate, expressed to be full-paid and non-assessable, for shares of Series A Common, represented by this Certificate, of Telephone and Data Systems, Inc. (the "Company"), a corporation organized and existing under the laws of the State of Iowa, or its successor. In the event of a withdrawal of Common Shares by the holder of this Certificate pursuant to a Withdrawal Request as contemplated by
Article III of the Voting Trust Agreement, he or she will be entitled to receive a stock certificate for the Common Shares so withdrawn under the terms and conditions set forth in Article III or cash or a stock certificate for Common Shares to the extent the shares of Series A Common are acquired pursuant to the option available to certain participants in the Voting Trust Agreement. In the meantime, subject to the provisions of the Voting Trust Agreement, the holder of this Certificate is entitled to receive payments equal and of like character to the dividends if any, received by the Trustees upon the number of shares of Series A Common held by the Trustees for such holder, less such charges and expenses as are authorized by the Voting Trust Agreement to be deducted therefrom and less any income or other taxes required by law to be deducted therefrom; provided, however, such dividends, if received by the Trustees in Series A Common shall be payable in Voting Trust Certificates for such stock. If the Trustees shall exercise on behalf of the holder of this Certificate any right to subscribe to shares of Series A Common, in accordance with the provisions of the Voting Trust Agreement, the Trustees shall issue Voting Trust Certificates in respect thereof.

     Until actual delivery of the stock certificates called for hereby following the termination of the Voting Trust Agreement (or in the case of Common Shares properly withdrawn pursuant to a Withdrawal Request until actual delivery of the stock certificates for such withdrawn Common Shares), the Trustees, upon the terms and subject to the provisions stated in the Voting Trust Agreement, shall possess and shall be entitled to exercise all rights and powers of the owners of such Series A Common to vote for every purpose and to consent to any and all corporate acts of the Company, except as such right is expressly limited by the terms of the Voting Trust Agreement; it being expressly stipu-lated that except as expressly provided in the Voting Trust Agreement, no right to vote such Series A Common and no right to consent or be consulted in respect of such Series A Common is created or passes to any holder of this Certificate by or under this Certificate or by or under any agreement express or implied.

     This Certificate is issued under and pursuant to, and the rights of each successive holder hereof are subject to and limited by, the terms and provisions of a certain Voting Trust Agreement, dated as of the thirtieth day of June, 1989, between certain owners of Series A Common of the Company and the Trustees (herein referred to, and as it may be amended from time to time, the "Voting Trust Agreement"), one copy of which is on file with Walter C.D. Carlson, or any other successor Trustee acting in his place. Each holder of this Certificate by the acceptance hereof assents and agrees to be bound by all the provisions of the Voting Trust Agreement.

     This Certificate is not transferable whether by sale, assignment, gift, bequest, appointment or otherwise by the holder of record hereof except as provided in Article III or Article IV of the Voting Trust Agreement, subject to such regulations as may be established by the Trustees for that purpose, upon surrender hereof at the office of the Trustees, properly endorsed for transfer, and the Trustees may treat the holder of record hereof as the owner of this Certificate for all purposes. Any attempted transfer which is not permitted pursuant to the provisions of

Article IV shall be void. Every transferee of this Certificate shall by the acceptance hereof become subject to the provisions of this Voting Trust Agreement.

     Anyone who acquires this Certificate for value (other than pursuant to the Company's dividend reinvestment plan) represents that he or she is acquiring this Certificate for his or her own personal account and not with a view to the transfer of this Certificate or of the shares of Series A Common represented by this Certificate to anyone other than a Permitted Transferee (as defined in Article IV of the Voting Trust Agreement).

     As a condition of making or permitting any transfer or delivery of stock certificates or Voting Trust Certificates, the Trustees may require the payment of a sum sufficient to pay or reimburse them for any stamp tax or other governmental charge in connection therewith, or any other charges applicable to such transfer or delivery.

     The Voting Trust Agreement and this Certificate may be amended at any time and from time to time in the manner therein provided by the Trustees with the consent in writing of the Trustees holding no fewer than eight votes and by not less than ninety percent (90%) in interest of the holders of record of Voting Trust Certificates; provided, however, that no amendment which shall have the effect of extending the time for termination of the Voting Trust Agreement shall be made without the consent in writing of all of such participants. The Voting Trust Agree-ment and the trust created thereunder may be terminated at any time with the consent in writing of the Trustees holding no fewer than eight votes and by not less than seventy-five percent (75%) in interest of the holders of record of Voting Trust Certificates.

     This Voting Trust Agreement may be renewed for additional terms with respect to the holder of this Certificate unless such holder notifies the Trustees prior to June 30, 2009 (in response to a required notice from the Trustees), of his or her election to withdraw.

      IN WITNESS WHEREOF, the Trustees have executed this Certificate by affixing their hands this ____ day of _________________, 19___


                                   ___________________
                                   WALTER C.D. CARLSON

                                   ___________________
                                   LETITIA G.C. CARLSON

                                   ____________________
                                   MELANIE J. HEALD
                                   ____________________
                                   DONALD C. NEBERGALL



                     Signature Page to TDS Voting Trust Agreement
                              dated as of June 30, 1989.

                       (FORM OF ASSIGNMENT FOR REVERSE SIDE OF

                              VOTING TRUST CERTIFICATE)


     FOR VALUE RECEIVED, __________________ hereby sells, assigns and transfers unto ____________________ the within Certificate and all rights and interests thereby and does hereby irrevocably constitute and appoint attorney to transfer such certificate on the books of the Trustees under the Voting Trust Agreement within referred to, with full power of substitution in the premises.

Dated: ______________________


                                              ___________________________



In the presence of:


_____________________________

                                                  EXHIBIT B
                                        TO VOTING TRUST AGREEMENT
                                        DATED AS OF JUNE 30, 1989



     A "Withdrawal Request," as referred to in Subsection 3.1(g) of the Voting Trust Agreement, shall be in the following form:


                                 NOTICE OF WITHDRAWAL


                                   Dated _______________ , _______________


To Trustees
Under Voting
Trust Agreement
Dated as of June 30, 1989
("Voting Trust Agreement")

     The undersigned hereby requests the withdrawal of ____________
Common Shares of Telephone and Data Systems, Inc. (the "Company"), into which all or part of the shares of Series A Common represented by the enclosed Voting Trust Certificate(s) No(s). ___________ registered in the undersigned's name are convertible. The aforesaid withdrawal is permitted pursuant to the provisions of [Subsection 3.1(b)] [Subsection 3.1(c)] [Subsection 3.1(d)][Subsection 3.1(f)] of the Voting Trust Agreement.

     You are authorized and directed by the undersigned to convert into the above stated number of Common Shares the requisite number of shares of Series A Common represented by the enclosed Voting Trust Certificate(s).

     The undersigned hereby stipulates and agrees with you, the Trustees, and the Transfer Agent for the Company's Common Shares that the date of withdrawal will be ____________, 19__, and further information concerning the denominations and registrations of stock certificates to be delivered at that time in accordance with Section 3.3 of the Voting Trust Agreement, will be delivered to the Trustees and the Transfer Agent not less than five business days prior to such closing date;
(iii) all conditions in Article III of the Voting Trust Agreement as to the withdrawal of the Common Shares requested hereby to be satisfied by the undersigned have been, or will prior to such closing be, satisfied, and all procedures set forth therein to be complied with by the undersigned have been, or prior to such closing will be, complied with; and (iv) any additional documents, opinions of legal counsel, or other materials reasonably required of the undersigned by you, the Company, the Depositary or the Transfer Agent in connection with the matters that are the subject of this Withdrawal Request will be furnished by the undersigned at or in advance of the closing.

     The undersigned acknowledges that this Withdrawal Request will cause the Trustees to grant to certain Certificate Holders ("Optionees") an option to acquire pursuant to Section 3.2 of the Voting Trust Agreement, and that this Withdrawal Request shall be or become irrevocable at any time there are 105 days or less prior to the date of withdrawal previously stipulated herein.
To the extent the aforesaid option is exercised, the undersigned directs that [all of the shares to be withdrawn] [the first shares to be withdrawn] be acquired by the
                                       -80-

Optionees' tendering of the Company's Common Shares in exchange for the Series A Shares represented by the enclosed Voting Trust Certificate(s) which the undersigned has authorized you to convert into Common Shares.

                                            _________________________________

                                                                    EXHIBIT C
                                                          TO VOTING TRUST AGREEMENT
                                                           DATED AS OF JUNE 30, 1989


                         SUMMARY OF REQUIREMENTS FOR CERTAIN
                     ACTIONS BY TRUSTEES AND CERTIFICATE HOLDERS (1)

                                                                     Required
                                        Required #                   in interest
                                        of Votes by                of Certifi-
      Action             Section*        Trustees                  cate Holders
      ------             --------       -----------               --------------

Acceptance of
additional deposits         1.3            Eight                          N/A

Issuance of voting                         Three
trust certificates          2.2             Trustees                      N/A

Waiver of Notice            3.1(h)         Six(2)                         N/A

Cancellation of
Withdrawal                  3.1(1)         Six(2)                         N/A

Reduction of
Notice Period               3.2(e)         Six(2)                         N/A

Approval of separate
voting trust for                                                     65%  of those
spun-off entity             5.6            N/A                          voting

Voting of Series A          6.2,                                        More than 50%
Common                      6.3            Six                     of those voting
                                                                        (only if
                                                                     Trustees dead-
                                                                         locked)

Sale of Series A
Common by Trustees
and certain major
corporate matters           6.4            Six                           75%

Exercise of appraisal                                                Any Dissenting
rights                      6.4(b)         N/A                       Certificate
                                                                         Holder

Election of Trustees        7.3            N/A                       Cumulative
                                                                         Voting

Removal of Trustee          7.4            N/A                           85%

Reimbursement of
Trustees' expenses          7.7            Six                           N/A

Amendment of agreement      8.5            Eight                         90%

Early termination           8.6            Eight                         75%

Renewal                     8.7             Six          or            More than
                                                                          50%


1. This summary is for convenience only and is not to be used in construing the legal intent of the instrument to which it is attached. In the event of any conflict between the information contained herein and the language of the instrument, the language of the instrument shall control.

2. Any Trustee who is the person requesting the waiver or cancellation is excluded from voting as to this matter.


                                -82-